1. Registration Information

Owner's Name ________________________________________
SSN/TIN (include dashes) _______________________
Address (number and street) __________________________________________
City, State, ZIP _________________________________________
Date of Birth (mm/dd/yyyy) ___________________
Age _______
Sex     M ___   F ___
U.S. Citizen    Yes ___   No ___
Phone No. (include area code) ______________
E-Mail Address _______________

Joint Owner’s Name (Proceeds will be distributed in accordance with the Contract on the first death of either Owner. Spousal Joint Owner may continue the Contract.)________________________________________
SSN/TIN (include dashes) _______________________
Address (number and street) __________________________________________
City, State, ZIP _________________________________________
Relationship to Owner _____________________
Date of Birth (mm/dd/yyyy) ___________________
Age _______
Sex    M ___   F ___
U.S. Citizen    Yes ___   No ___
Phone No. (include area code) ______________
E-Mail Address _______________

Annuitant's Name (if other than Owner) ________________________________
SSN/TIN (include dashes) _______________________
Address (number and street) __________________________________________
City, State, ZIP _________________________________________
Date of Birth (mm/dd/yyyy) ___________________
Age _______
Sex M ___   F ___
U.S. Citizen Yes ___   No ___
Phone No. (include area code) ______________
E-Mail Address _______________

Joint Annuitant's Name ________________________________
SSN/TIN (include dashes) _______________________
Date of Birth (mm/dd/yyyy) ___________________
Age _______
Sex M ___   F ___
U.S. Citizen Yes ___   No ___
Phone No. (include area code) ______________

2. Beneficiary Designation

Percentages must equal 100% for each beneficiary type. For additional beneficiaries, please attach a separate sheet, signed by the Owner, which includes names, percentages, and other required information.

Primary
Name ________________________________
SSN/TIN (include dashes) _______________________
Percentage (%) _______
Relationship to Owner ____________________
Address (number and street) __________________________________________
City, State, ZIP _________________________________________

____ Primary   ____ Contingent
Name ________________________________
SSN/TIN (include dashes) _______________________
Percentage (%) _______
Relationship to Owner ____________________
Address (number and street) __________________________________________
City, State, ZIP _________________________________________

____ Primary   ____ Contingent
Name ________________________________
SSN/TIN (include dashes) _______________________
Percentage (%) _______
Relationship to Owner ____________________
Address (number and street) __________________________________________
City, State, ZIP _________________________________________

____ Primary   ____ Contingent
Name ________________________________
SSN/TIN (include dashes) _______________________
Percentage (%) _______
Relationship to Owner ____________________
Address (number and street) __________________________________________
City, State, ZIP _________________________________________

3. Annuity Type

____ Non-Tax Qualified	____ IRA - Individual*
____ 401(k) Qualified Savings Plan	____ IRA - Custodial*
____ HR-10 (Keogh) Plan	____ IRA - Roth*
____ 403(b) TSA (Direct Transfer Only)	*Tax Contribution Years and Amounts:
____ IRA - SEP	Year: _______ $ ___________
Other _____________________________	Year: _______ $ ___________

4. Transfer Information

____ IRC 1035 Exchange
____ Direct Transfer
____ Direct Rollover
____ Non-Direct Rollover
____ Roth Conversion
NVDA 105NY                                                                                                                      NV4373 Rev. 07/03

5. Replacement

Are you replacing an existing life insurance policy or annuity contract? ____ Yes     ____ No    If “Yes”, please complete this section.
Company Name ______________________________________	Contract No. _________________________________	Anticipated Transfer Amount $_________________
Company Name ______________________________________	Contract No. _________________________________	Anticipated Transfer Amount $_________________

6. Initial Premium

Amount of premium with application: $ __________________________

Make all checks payable to Jackson National Life Insurance Company of New YorkSM

7. Income Date

Please specify date (mm/dd/yyyy): _____________

If an Income Date is not specified, age 90 (age 70 1/2 for Qualified Plans) of the Owner will be used.

8. Capital Protection Program

____Yes       _____ No           If "No", please proceed to Section 9.

Which Fixed Account Option do you wish to select for the Capital Protection Program? (Select only one.)
   ____ 1-Year    _____ 3-Year    _____ 5-Year    _____ 7-Year

The shorter Fixed Account Options require allocation of substantially all premium to the Fixed Account Option to achieve the intended result. In each case, the results will depend on the interest rate declared.

Now that you have selected a Fixed Account Option for the Capital Protection Program, indicate how you would like the balance of your initial premium allocated in the Premium Allocation section below.

9. Premium Allocation              WHOLE PERCENTAGES ONLY    TOTAL ALLOCATION MUST EQUAL 100%

Portfolios

AIM/JNL® Large Cap Growth	_____________%
AIM/JNL Premier Equity II	_____________%
AIM/JNL Small Cap Growth	_____________%
Alger/JNL Growth	_____________%
Alliance Capital/JNL Growth	_____________%
Eagle/JNL Core Equity	_____________%
Eagle/JNL SmallCap Equity	_____________%
First Trust/JNL The DowSM Target 10	_____________%
First Trust/JNL The S&P® Target 10	_____________%
First Trust/JNL Target 25	_____________%
First Trust/JNL Target Small-Cap	_____________%
First Trust/JNL Global Target 15	_____________%
JPMorgan/JNL Enhanced S&P 500 ® Stock Index	_____________%
JPMorgan/JNL International Value	_____________%
Janus/JNL Aggressive Growth	_____________%
Janus/JNL Balanced	_____________%
Janus/JNL Capital Growth	_____________%
Lazard/JNL Mid Cap Value	_____________%
Lazard/JNL Small Cap Value	_____________%
Mellon Capital Management/JNL Bond Index	_____________%
Mellon Capital Management/JNL International Index	_____________%
Mellon Capital Management/JNL S&P 400 Mid Cap Index	_____________%
Mellon Capital Management/JNL S&P 500 Index	_____________%
Mellon Capital Management/JNL Small Cap Index	_____________%
Oppenheimer/JNL Global Growth	_____________%
Oppenheimer/JNL Growth	_____________%
PIMCO/JNL Total Return Bond	_____________%
PPM America/JNL Balanced	_____________%
PPM America/JNL High Yield Bond	_____________%
PPM America/JNL Money Market	_____________%
PPM America/JNL Value	_____________%
Putnam/JNL Equity	_____________%
Putnam/JNL International Equity	_____________%
Putnam/JNL Midcap Growth	_____________%
Putnam/JNL Value Equity	_____________%
Salomon Brothers/JNL Global Bond	_____________%
Salomon Brothers/JNL U.S. Government & Quality Bond	_____________%
S&P®/JNL Core Index 100	_____________%
S&P/JNL Core Index 75	_____________%
S&P/JNL Core Index 50	_____________%
S&P/JNL Conservative Growth I	_____________%
S&P/JNL Moderate Growth I	_____________%
S&P/JNL Aggressive Growth I	_____________%
S&P/JNL Equity Growth I	_____________%
S&P/JNL Equity Aggressive Growth I	_____________%
S&P/JNL Very Aggressive Growth I	_____________%
T. Rowe Price/JNL Established Growth	_____________%
T. Rowe Price/JNL Mid-Cap Growth	_____________%
T. Rowe Price/JNL Value	_____________%

Fixed Account Options
1-year __________%
3-year __________%
5-year __________%
7-year __________%

NVDA 105NY                                                                                                                      NV4373 Rev. 07/03

10. Optional Death Benefit - Once selected, optional benefits cannot be changed.

If the Optional Death Benefit is not selected, your beneficiary(ies) will receive the standard death benefit. Please see the prospectus for details.

      ____ Highest Anniversary Value Death Benefit

Additional charges will apply. Please see the prospectus for details.

11. Optional Benefits - Once selected, optional benefits cannot be changed.

A. Contract Enhancement Options (may select only one)

____ 2% of first-year premium1
____ 3% of first-year premium1

B. Withdrawal Options

____ 20% Additional Withdrawal Benefit2,3
____ 3-Year Withdrawal Charge Schedule
____ 5-Year Withdrawal Charge Schedule3

C. Guaranteed Living Benefit Options (may select only one)

____ Guaranteed Minimum Income Benefit (see NOTE below)
____ Guaranteed Minimum Withdrawal Benefit(see NOTE below)

1Selection of the 2% or 3% Contract Enhancement option will prohibit allocation or transfer of any premium to the 3, 5, or 7-Year Fixed Account Options during the Recapture period of that selected option.
2May not be selected in combination with the 3% Contract Enhancement.
3May not be selected in combination with the 3-Year Withdrawal Charge Schedule.

Additional charges will apply. Please see the prospectus for details.

NOTE: The GMIB and GMWB may not be appropriate for Owners who will be subject to any minimum distribution requirements under an IRA or other qualified plan prior to the expiration of 10 contract years.

Exercise of the GMWB benefit after the required minimum distribution beginning date under an IRA or other qualified plan may not be appropriate.

Please consult a tax advisor on this and other matters of selecting income options.

NVDA 105NY                                                                                                                      NV4373 Rev. 07/03

12. IMPORTANT - Please read carefully.

  I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained above are true, complete and correctly recorded.
  I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct.
  I (We) understand that annuity benefits and withdrawal values, if any, when based on the investment experience of a Portfolio in the separate account of JNL(R)/NY are variable and may be increased or decreased, and the dollar amounts are not guaranteed.
  I (We) have been given a current prospectus for this variable annuity for each available Portfolio listed above.
  The contract I (we) have applied for is suitable for my (our) insurance objective, financial situation and needs.
  I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value.
  I (We) understand that allocations to the Fixed Account Options are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred.
  If I (we) have elected the Capital Protection Program, I (we) hereby acknowledge receipt of the “Capital Protection Program Disclosure Statement.”

13. Signatures

Signed At (city, state) ___________	Date Signed ___________ (mm/dd/yyyy)
Owner's Signature ___________	Annuitant's Signature (if other than Owner) ___________
Joint Owner's Signature ___________	Joint Annuitant's Signature (if other than Joint Owner)___________

14. Financial Representative’s Statement

I certify that: I am authorized and qualified to discuss the Contract herein applied for; I have fully explained the Contract to the client, including Contract restrictions and charges; I believe this transaction is suitable given the client’s financial situation and needs; I have complied with requirements for disclosures and/or replacements as necessary; and to the best of my knowledge and belief the applicant’s statement as to whether or not an existing life insurance policy or annuity Contract is being replaced is true and accurate. (If a replacement, please provide a replacement form or other special forms where required by state law.)

Financial Representative’s Full Name (please print) ___________
Phone No. (include area code) ___________
Financial Representative’s Signature ___________
Date Signed (mm/dd/yyyy) ___________
Address (number and street) ___________
City, State, ZIP ___________
E-Mail Address ___________
Contact your home office for program information.    _____ Option A      _____ Option B     _____ Option C
Broker/Dealer Name and No. ___________
JNL/NY Financial Representative No. ___________

Mailing Address and Contact Information

For Contracts purchased through a non-bank Broker/Dealer, send to:
Regular Mail	Overnight Mail
JNL/NY Service Center	JNL/NY Service Center
P.O. Box 0809	c/o Bank One Lockbox
Denver, CO 80263-0809	445 E. 124th Avenue
Thornton, CO 80241

Customer Care: 800/599-5651 (9:00 a.m. to 8:00 p.m. ET)
Fax: 800/701-0125
E-Mail: contactus@jnlny.com

For Contracts purchased through a Bank or Financial Institution, send to:
Regular Mail	Overnight Mail
JNL/NY IMG Service Center	JNL/NY IMG Service Center
P.O. Box 33178	c/o Drawer 5178
Detriot, MI 48232-5178	12425 Merriman Road
Livonia, MI 48151-0688

Customer Care: 888/464-7779 (8:00 a.m. to 8:00 p.m. ET)
Fax: 517/706-5536
E-Mail: contactus@jnlny.com

Not FDIC/NCUA insured * Not Bank/CU guaranteed * May lose value * Not a deposit * Not insured by any federal agency

NVDA 105NY                                                                                                                      NV4373 Rev. 07/03